Exhibit 31.1

                                 Certifications

      I, Darryl Cohen, President, Chief Executive Officer and Chief Financial Officer of Ocean West Holding Corporation, certify that:

      1. I have reviewed this Amendment No. 2 to Annual Report on Form 10-KSB of Ocean West Holding Corporation;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

            b) *

            c) evaluated the effectiveness of the registrant's disclosure controls and procedures presented in this report and our conclusions about the effectiveness of the disclosure controls and procedures as of the filing date of this amendment No. 2 to annual report (the "Evaluation Date"); and

            d) Disclosed in the report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

            a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


Date: September 20, 2005                /s/ Darryl Cohen
                                        ----------------------------------
                                        Darryl Cohen
                                        President/ Chief Executive Officer/
                                        Chief Financial Officer

* Indicates material omitted in accordance with SEC Release Nos. 33-8238 and 34-47986.